Exhibit 1.1

                             SUBSCRIPTION AGREEMENT

Tech Laboratories, Inc.
955 Belmont Avenue
North Haledon, New Jersey 07508

Ladies and Gentlemen:

     The undersigned hereby subscribes for and irrevocably agrees to purchase the number of shares of common stock, par value $.01 per share, ("Shares") set forth below, of Tech Laboratories, Inc. (the "Company"). The undersigned has received a copy of the Prospectus dated February ___, 2000, relating to the offering of Shares prior to delivery of this Subscription Agreement.

     Under penalty of perjury, the undersigned certifies that (A) the taxpayer identification number shown in this Subscription Agreement is correct and (B) the undersigned is not subject to backup withholding because (i) the undersigned has not been notified that he, she or it is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the undersigned that he, she or it is no longer subject to backup withholding. (If the undersigned has been notified that he, she or it is subject to backup withholding and the Internal Revenue Service has not advised the undersigned that backup withholding has been terminated, strike out item (B).)

     The undersigned hereby agrees to be bound by all of the terms and conditions of the Prospectus and this Subscription Agreement. If the undersigned is a corporation, partnership, benefit plan or IRA, the undersigned certifies that it has all requisite authority to acquire the Shares hereby subscribed for and to enter into this Subscription Agreement. The officer, partner or fiduciary of the subscribing entity has been duly authorized by all requisite action on the part of such entity to execute these documents on its behalf; such authorization has not been revoked and is still in full force and effect.

     Prior to the date of acceptance of subscriptions for the minimum offering amount of ____________ Shares ($_________), subscription funds will be held in an escrow account as provided in the Prospectus. If the minimum offering amount is not sold by the Company by the Initial Offering Expiration Date of ___________, 2000, or such later date as the offering is extended by the Company as provided in the Prospectus, the offering will terminate and all funds held in the escrow account will be promptly returned to investors, without interest or deduction.

(This is not an offer of securities in any jurisdiction in which such offer is not registered or qualified.)

                             Tech Laboratories, Inc.
                             Subscription Agreement
                                 Signature Page

Account Registration:                                     Date:________________


______________________________________________________
Name in Which Shares and Warrants should be registered

Check appropriate designation                      Mailing address and telephone
if joint ownership:                       and fax numbers for Corporate Records:

__ Joint Tenants with Right                   __________________________________
         of Survivorship                      __________________________________
__ Tenants in Common                         Telephone:_________________________
__ Community Property                         Fax:______________________________

Investment amount:  $_________                    _______ shares of Common Stock
(Number of Shares times $__ per Share)



_______________________                      ___________________________________
Signature of Subscriber                      Signature of Co-Subscriber (if any)




Print name of individual subscriber Print name of individual co-subscriber and and name and title of signing officer name and title of signing officer of of corporation, partnership, other corporation, partnership, other entity, custodial entity, custodial or trustee subscriber or trustee co-subscriber


__________________________________         _____________________________________
Soc. Sec. or Tax ID# of Subscriber         Soc. Sec. or Tax ID# of Co-Subscriber

(PLEASE SEE ATTACHED INSTRUCTIONS ON PAYMENT AND DELIVERY OF FUNDS)

                            INSTRUCTIONS FOR PAYMENT
                          PRIOR TO INITIAL CLOSING DATE


     Subscribers must deliver Subscription Agreements, together with funds for the entire amount of Shares subscribed for, to Hudson National Bank. Funds may be delivered by check payable to "__________________________, Escrow No. ________", sent to the attention of _______________, Hudson National Bank,
_____________________________, _____________, New Jersey ________, or by wire transfer sent in accordance with the following wire transfer instructions:

                    Hudson National Bank
                    Account No.:___________________
                    ABA/Routing No.:_______________
                    Escrow No.:____________________
                    Wire sent from:________________
                                          Name of Subscriber

                            INSTRUCTIONS FOR PAYMENT
                           AFTER INITIAL CLOSING DATE

     Subscribers must deliver Subscription Agreements, together with funds for the entire amount of Shares subscribed for, to the Company. Funds may be delivered by check payable to "Tech Laboratories, Inc.," sent to the attention of __________________ Chief Financial Officer, Tech Laboratories, Inc., 955 Belmont Avenue, North Haledon, New Jersey 07508.